               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      ZYGO CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                ZYGO CORPORATION
                               LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                          TO BE HELD NOVEMBER 11, 2004

    The Annual Meeting of Stockholders of ZYGO CORPORATION will be held at Lyman Homestead at Lyman Orchards, Lyman Road, Middlefield, Connecticut on
November 11, 2004, at 10:00 a.m. local time, for the following purposes:

    1. To elect ten directors for the ensuing year.

    2. To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

    Stockholders of record at the close of business on September 20, 2004 are entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors


                                           PAUL JACOBS,
                                           Secretary

October 6, 2004

             -------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
             -------------------------------------------------------

    Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                                ZYGO CORPORATION
                               LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 2004

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of our Common Stock, par value $.10 per share, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on November 11, 2004, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of ZYGO, and will be solicited chiefly by mail; however, certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, or other personal contact. We will bear the cost of all solicitation expenses, including costs of preparing, assembling, and mailing proxy material. This Proxy Statement, the enclosed Proxy and a copy of ZYGO's Annual Report to Stockholders for the fiscal year ended June 30, 2004, are first being mailed on or about October 6, 2004, to all stockholders entitled to vote.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ZYGO a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of our Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on September 20, 2004 (the record date for the Annual Meeting) are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On September 20, 2004, there were 17,927,279 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

                                 PROPOSAL NO. 1
                         ELECTION OF BOARD OF DIRECTORS

    Ten directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the ten nominees named below, each of whom is presently a director of ZYGO. All nominees have been recommended by our Corporate Governance/Nominating Committee and nominated by the Board of Directors. Each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

    EACH PROXY RECEIVED WILL BE VOTED 'FOR' THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

    All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

                                      PRINCIPAL OCCUPATION DURING PAST FIVE                 DIRECTOR
NOMINEE                               YEARS AND CERTAIN OTHER DIRECTORSHIPS           AGE    SINCE
-------                               -------------------------------------           ---    -----
Eugene G. Banucci...........  Chairman and Chief Executive Officer of ATMI, Inc. (a   61      2003
                                supplier of specialty materials, and related equipment
                                and services, to the semiconductor industry) for more
                                than the last five years.

Youssef A. El-Mansy.........  Retired Corporate Vice President and Director of logic  59      2004
                                technology development at Intel Corporation and
                                Director of Novellus (a supplier of semiconductor
                                manufacturing equipment in the fabrication of
                                integrated circuits).

Paul F. Forman..............  Chairman Emeritus as of November 1998; Chairman of the  70      1970
                                Board from June 1970 to November 1998; independent
                                consultant to and Board member of ZYGO and a number
                                of hi-tech private companies for more than the last
                                five years.

Samuel H. Fuller............  Vice President of Research and Development of Analog    58      2003
                                Devices, Inc. (a manufacturer of precision high-
                                performance integrated circuits) for more than the
                                last five years.

Seymour E. Liebman..........  Executive Vice President and General Counsel of Canon   55      1993
                                U.S.A., Inc. for more than the last five years.

Robert G. McKelvey..........  Chairman and President of George McKelvey Co., Inc.     67      1983
                                (an investment advisor and securities broker-dealer)
                                for more than the last five years.

                                                  (table continued on next page)

(table continued from previous page)

                                      PRINCIPAL OCCUPATION DURING PAST FIVE                 DIRECTOR
NOMINEE                               YEARS AND CERTAIN OTHER DIRECTORSHIPS           AGE    SINCE
-------                               -------------------------------------           ---    -----
J. Bruce Robinson...........  Chairman, President, and Chief Executive Officer of     62      1999
                                ZYGO since November 2000; President and Chief
                                Executive Officer of ZYGO since November 1999;
                                President of ZYGO from February 1999 to November
                                1999; and President Worldwide Operations of The
                                Foxboro Company from 1996 to 1998.

Robert B. Taylor............  Senior Vice President for Finance and Administration    57      1988
                                of the Colonial Williamsburg Foundation since January
                                2001; and Vice President and Treasurer of Wesleyan
                                University from April 1985 to January 2001.

Bruce W. Worster............  Private Investor since 2001; Vice President, Strategic  61      2002
                                Manufacturing Technology of JDS Uniphase Corporation
                                from 1999 to 2001; and President of Ultrapointe
                                Corporation (a subsidiary of JDS Uniphase) from 1997
                                to 1998.

Carl A. Zanoni..............  Senior Vice President, Technology of ZYGO since         63      1970
                                November 2001; Vice President, Technology of ZYGO
                                from June 1998 to November 2001; and Vice President
                                of Research, Development and Engineering of ZYGO
                                from April 1992 to June 1998.

                               BOARD OF DIRECTORS

    Eight meetings of the Board of Directors were held in fiscal 2004.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Corporate Governance/Nominating Committee to assist it in the discharge of its responsibilities.

    The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors employed by ZYGO to prepare or issue an audit report or related work, oversees the accounting and financial reporting processes and audits of the financial statements, approves services provided by the independent auditors and reviews the procedures and policies with respect to internal accounting controls. Fourteen meetings of the Audit Committee were held in fiscal 2004. Messrs. Fuller, Taylor, and Worster presently are the members of the Audit Committee and are independent in accordance with Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Mr. Taylor satisfies the criteria adopted by the Securities and Exchange Commission to serve as an 'audit committee financial expert.' The Audit Committee's Charter, as amended, is included in the proxy statement furnished in connection with our 2003 Annual Meeting of Stockholders.

    The Compensation and Stock Option Committee supervises ZYGO's compensation policies, administers the employee incentive plans, reviews or recommends compensation arrangements for certain executive officers and key employees, approves significant employee benefits, and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Banucci, McKelvey, and Taylor presently are the members of the Compensation and Stock Option Committee and are independent in accordance with the NASD listing standards. The Compensation and Stock Option Committee had five meetings during fiscal 2004.

    The Corporate Governance/Nominating Committee considers candidates (and potential candidates) for the office of director of our Company who are brought to its attention from whatever source, and recommends to the full Board the names of those persons willing to serve, whom they believe it will be in our overall best interest to have serve as a director. The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. The Committee may consider candidates recommended by the Company's directors, members of management, professional search firms, or stockholders. These candidates may be considered at any point during the year. The Committee will evaluate any director candidates recommended by a stockholder in the same manner as candidates otherwise identified by the Committee. The Corporate Governance/Nominating Committee does not have minimum qualification requirements for director candidates. However, it will consider a number of factors in assessing candidates, including the following:

      Personal and professional qualities, ethical standards, experience, accomplishments and reputation in the business community and otherwise; and

      The ability and willingness to participate fully in board activities, including attendance at, and active participation in, meetings of the board and its committees;

    The Corporate Governance/Nominating Committee will also consider whether candidates are independent and possess leadership qualities. Stockholders who wish to propose director candidates for consideration by the Corporate Governance/Nominating Committee may do so by writing to our Secretary, giving the candidate's name, biographical data, and qualifications. The Corporate Governance/Nominating Committee also serves as our corporate governance committee, charged with developing and recommending to the Board a set of corporate governance, business conduct, and ethics principles for the Company. The Committee will review these principles at least annually and recommend changes to the Board when appropriate. Messrs. Fuller, Taylor, and Worster presently are the members of the Corporate Governance/Nominating Committee and are independent in accordance with the NASD listing standards. The Corporate

Governance/Nominating Committee had five meetings during fiscal 2004. The Corporate Governance/Nominating Committee's charter is attached to this Proxy Statement as Appendix A.

    Each director attended at least 75% of the total number of meetings held during fiscal 2004 of the Board and Committees on which he served that were held during the period in which the individual served as a Board or Committee member.

    Effective August 19, 2003, each new director who is not also an employee of ZYGO or any of our subsidiaries (a 'Non-Employee Director') generally is granted an option to purchase 12,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after our last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service. Each other Non-Employee Director (including individuals who may have been new Non-Employee Directors in prior years) is granted an option to purchase 6,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant, and will have a ten year term. In addition, Non-Employee Directors receive $5,000 for an annual board retainer, $1,000 for each board meeting attended in person, $500 for each board meeting attended by telephone connection, $500 for committee meetings attended in person, and $250 for committee meetings attended by telephone connection. Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting. The Non-Employee Director who chairs the Audit Committee also receives a $5,000 annual retainer. A Non-Employee Director who chairs the Compensation and Stock Option Committee or the Corporate Governance/Nominating Committee also receives a $2,500 annual retainer. Prior to August 19, 2003, each Non-Employee Director received an initial grant of 8,000 shares of Common Stock under our Amended and Restated Non-Employee Director Stock Option Plan on his or her first day of service as a Non-Employee Director and an annual grant of 3,000 shares of Common Stock on the date of each Annual Meeting after the initial year of service.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

    Stockholders and other interested parties may communicate with the Board of Directors or specific directors by mail addressed to: Secretary, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut, 06455. All communications should include the address, telephone number, and email address of the person submitting the communication and clearly indicate whether the communication is intended for the Board of Directors or an individual member. The Secretary will review all such communications. The communications that are deemed appropriate will be forwarded to the appropriate director or directors in advance of each regularly scheduled meeting of the Board of Directors. Communications will be deemed inappropriate if they are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board of Directors or the business and affairs of ZYGO.

                        COMMITTEE REPORT TO STOCKHOLDERS

    The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation and Stock Option Committee is comprised of three non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on ZYGO's business goals and consistent with stockholders' interests. Our specific duties include reviewing ZYGO's compensation practices and determining or recommending compensation for certain executive officers and key employees.

COMPENSATION PHILOSOPHY

    ZYGO believes that a strong, explicit link should exist between executive compensation and the performance of the Company. This belief has been adhered to by developing both short-term and long-term incentive pay programs, which provide competitive compensation and reward executives for individual contributions to the achievement of the Company's business objectives. The overall objectives of this compensation policy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

    Pay Mix and Measurement. The Company's executive compensation is based on three components: base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, we did not relate the various elements of corporate performance to each element of executive compensation. Rather, our Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to this performance.

    Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison with base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall Company's performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

    Short-Term Incentives. At the start of each fiscal year, target levels of financial performance and other criteria are established by senior management of ZYGO during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

    The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance and contributions. We approve all awards made to senior executives.

    Long-Term Incentives. Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Common Stock and will only have value if the stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by ZYGO for the options to vest.

FISCAL 2004 COMPENSATION TO CHIEF EXECUTIVE OFFICER

    The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. During fiscal 2004, Mr. Robinson received salary payments totaling $321,293. Mr. Robinson will receive a bonus under Zygo's management incentive plan for fiscal 2004 in the amount of $182,779 determined based on a number of factors which were established at the beginning of the fiscal year. These factors include Company's performance related to sales and earnings per share from continuing operations, and certain individual performance goals not directly related to the Company's financial performance. Payment of a portion of Mr. Robinson's bonus for fiscal 2004 has been deferred.

    Our Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We believe that executive compensation levels during 2004 adequately reflect the Company's compensation goals and policies.

    In general, Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of compensation the Company can deduct for a year with respect to each of certain executive officers. For this purpose, certain performance-based and other compensation may, under certain circumstances, be disregarded. We are mindful of the deductibility limitation in making compensation decisions. Nevertheless, there can be no assurance that compensation realized, including on any particular stock option or other award, will be fully deductible.

                                          COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                          ROBERT G. MCKELVEY, Chairman
                                          EUGENE G. BANUCCI
                                          ROBERT B. TAYLOR

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Eugene G. Banucci, Robert G. McKelvey and Robert B. Taylor are presently the members of the Compensation Committee. Mr. McKelvey is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer that provides investment advice and handles transactions of a portion of our funds available for investment. George McKelvey Co., Inc. was paid less than $20,000 for investment services in fiscal 2004.

                             EXECUTIVE COMPENSATION

    The following table contains information concerning the cash compensation paid or to be paid by ZYGO, as well as certain other compensation paid or accrued during the fiscal years indicated, to our Chief Executive Officer and our other four most highly compensated executive officers (which we refer collectively to as the 'named executives'), whose cash compensation exceeded $100,000 for the year ended June 30, 2004 for services in all capacities to our company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                              ANNUAL COMPENSATION                           COMPENSATION
                                 ----------------------------------------------   ---------------------------------
                                                                                   SECURITIES
NAME & PRINCIPAL POSITION        FISCAL                          OTHER ANNUAL      UNDERLYING        ALL OTHER
HELD DURING FISCAL 2004           YEAR     SALARY     BONUS     COMPENSATION(1)   OPTIONS/SARS   COMPENSATION(2)(3)
-----------------------           ----     ------     -----     ---------------   ------------   ------------------
J. Bruce Robinson..............   2004    $321,293   $182,779(4)    $10,385          50,000            $9,168
  Chairman, President and         2003    $312,116   $  --          $10,800          25,000            $7,595
  Chief Executive Officer         2002    $300,000   $  --          $10,800          35,000            $9,188

Brian J. Monti.................   2004    $201,667   $ 99,942       $10,385          35,000            $8,090
  Vice President, Worldwide       2003    $197,448   $  --          $10,800          15,000            $6,489
  Sales and Marketing             2002    $191,268   $  --          $10,800           7,000            $6,587

David J. Person................   2004    $166,504   $ 76,834       $10,385          25,000            $7,351
  Vice President, Human           2003    $162,372   $  --          $10,800          11,200            $5,938
  Resources                       2002    $157,290   $  --          $10,800           7,000            $5,595

Robert A. Smythe...............   2004    $170,548   $ 79,014       $10,385          15,000            $7,503
  Vice President, Marketing       2003    $167,129   $  --          $10,800           6,000            $6,082
                                  2002    $162,534   $  --          $10,800           7,000            $5,748

Carl A. Zanoni.................   2004    $238,930   $110,256       $10,385          25,000            $8,112
  Senior Vice President,          2003    $233,212   $  --          $10,800          11,200            $6,539
  Technology, Director            2002    $222,277   $  --          $10,800           7,000            $7,626

---------

(1) Amounts paid as automobile allowance.

(2) Includes aggregate amounts of $6,528, $6,506, $5,546, $5,656, and $6,528 in fiscal 2004, $4,955, $4,905, $4,211, $4,305, and $4,955 in fiscal 2003, and
    $6,308, $4,384, $3,783, $3,876, and $5,013 in fiscal 2002, paid or contributed on behalf of Messrs. Robinson, Monti, Person, Smythe, and Zanoni, respectively, under our Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of this Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to our company. Employees are fully vested in contributions made in the discretion of ZYGO under the 401(k) component of the Plan.

(3) Includes $2,640, $1,584, $1,805, $1,847, and $1,584 in fiscal 2004, $2,640,
    $1,584, $1,727, $1,777, and $1,584 in fiscal 2003, and $2,880, $2,203,
    $1,812, $1,872, and $2,613 in fiscal 2002, for Messrs. Robinson, Monti, Person, Smythe, and Zanoni, respectively, representing the value of life insurance provided to the named executives.

(4) Payment of a portion of Mr. Robinson's bonus for fiscal 2004 has been deferred.

                OPTION PLAN BENEFITS GRANTED DURING FISCAL 2004

                                                                                           POTENTIAL REALIZED
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                       OPTION'S TERM
                                     ---------------------------------------------------   -------------------
                                                     % OF
                                       NO. OF       TOTAL
                                     SECURITIES    OPTIONS       EXERCISE
                                     UNDERLYING   GRANTED TO     PRICE OR
                                      OPTIONS     EMPLOYEES     BASE PRICE    EXPIRATION
NAME                                 GRANTED(1)    IN 2004     PER SHARE(2)      DATE         5%        10%
----                                 ----------    -------     ------------      ----         --        ---
J. Bruce Robinson..................    50,000       12.3%         $10.00       8/17/13     $314,447   $796,871
Brian J. Monti.....................    35,000        8.6%         $10.00       8/17/13     $220,113   $557,810
David J. Person....................    25,000        6.1%         $10.00       8/17/13     $157,224   $398,436
Robert A. Smythe...................    15,000        3.7%         $10.00       8/17/13     $ 94,334   $239,061
Carl A. Zanoni.....................    25,000        6.1%         $10.00       8/17/13     $157,224   $398,436

---------

(1) Options vest ratably over four years commencing on the first anniversary of the grant.

(2) For all option grants, the exercise price was equal to the market value of the underlying Common Stock on the day of the grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT               IN-THE MONEY OPTIONS
                                                             JUNE 30, 2004              AT JUNE 30, 2004(1)
                         SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------     --------   -----------   -------------   -----------   -------------
J. Bruce Robinson......      --             $--         157,220        107,405        $78,362       $146,687
Brian J. Monti.........      --             $--          52,407         56,468        $17,437       $ 93,962
David J. Person........      --             $--          37,707         41,118        $75,607       $ 68,810
Robert A. Smythe.......      --             $--          21,970         25,655        $16,945       $ 38,775
Carl A. Zanoni.........      --             $--          74,488         50,962        $23,750       $ 68,810

---------

(1) Options with an exercise price per share less than the market price per share of the underlying Common Stock at June 30, 2004 of $11.19 (the closing price in the public markets).

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information about shares of our Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of June 30, 2004, including the 2002 Equity Incentive Plan, the Amended and Restated Non-Qualified Stock Option Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan.

                                                                                              NUMBER OF
                                                                                             SECURITIES
                                                                                              REMAINING
                                                                                            AVAILABLE FOR
                                           NUMBER OF SECURITIES                            FUTURE ISSUANCE
                                               TO BE ISSUED        WEIGHTED-AVERAGE         UNDER EQUITY
                                             UPON EXERCISE OF      EXERCISE PRICE OF     COMPENSATION PLANS
                                               OUTSTANDING            OUTSTANDING       (EXCLUDING SECURITIES
                                            OPTIONS, WARRANTS,    OPTIONS, WARRANTS,        REFLECTED IN
                                                AND RIGHTS            AND RIGHTS              COLUMN(A)
                                           --------------------   -------------------   ---------------------
PLAN CATEGORY                                      (A)                    (B)                    (C)
-------------                                      ---                    ---                    ---
Equity Compensation Plans Approved by
  Stockholders...........................       1,877,985(1)            $30.04                1,337,306
Equity Compensation Plans Not Approved by
  Stockholders...........................          25,000(2)            $18.64                       --
                                                ---------               ------                ---------
    Total................................       1,902,985               $29.89                1,337,306
                                                ---------               ------                ---------
                                                ---------               ------                ---------

---------

(1) Does not include options to purchase an aggregate of 34,554 shares of Common Stock under our Employee Stock Purchase Plan, with an exercise price of $9.512 per share, which were exercised for the offering period ended June 30, 2004.

(2) Represents a warrant issued to Zetetic Institute, which is described below.

                              -------------------

    On June 26, 2001, the Board of Directors issued a warrant to purchase 25,000 shares of our Common Stock to the Zetetic Institute, a non-profit organization that provides assistance to us in connection with certain research and development activities. Such warrant did not receive stockholder approval. The warrant has an exercise price of $18.64 per share, the closing price of our Common Stock on the date of issuance, expires on June 26, 2011 and vests, in equal annual increments, on each of the first four anniversaries of the date of issuance. Registration of the warrant and the shares of Common Stock issuable upon the exercise of the warrant is not contemplated; the Company believes that exemption of such registration is available under Section 4 (2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

                    EMPLOYMENT AGREEMENTS AND OTHER MATTERS

    In January 1999, we entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time-to-time. The employment agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Robinson of a stock option to purchase 50,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock option vesting at the end of each of the first four years. Effective
November 18, 1999, Mr. Robinson's employment agreement was amended to change Mr. Robinson's position to President and Chief Executive Officer and to increase his annual base salary to $275,000 (or such higher amount as the Board may determine from time-to-time).

    In July 1999, we entered into an employment agreement with Mr. Monti to serve as Vice President -- Sales & Marketing. Under the agreement, Mr. Monti receives an annual base salary of $175,000 or such higher amount as the Board may determine from time-to-time. Mr. Monti's agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement with Mr. Monti also provided for the grant to Mr. Monti of a stock option to purchase 20,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

    The employment agreements described above grant to Messrs. Robinson and Monti a severance package in the event we terminate their employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with our company. Under the package, Mr. Robinson would be paid his base salary from the time of his involuntary termination to 12 months thereafter. In addition, in the event Mr. Robinson resigns within 90 days of a 'Change of Control' (as defined in his agreement) of our company, the agreement generally provides for (i) the continued payment of his salary for a one-year period, and (ii) the continuation, for a period of the lesser of one year or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Robinson. The severance coverage for Mr. Robinson additionally provides for the automatic vesting of options to purchase shares of Common Stock then held by Mr. Robinson.

    Mr. Monti's agreement provides for the continuation of his base salary for six months from the date of his involuntary termination. In the event his employment is terminated without justification and occurs after a 'Change of Control', the agreement provides for the (i) continuation of existing health, dental and long-term disability insurances, as well as AD&D coverage in effect at the time of termination for a period of the lesser of six months or until covered by another plan and (ii) continuation of Mr. Monti's salary for a period of six months after the date of termination.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they filed.

    Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2004 all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than ten percent beneficial owners were complied with on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Seymour E. Liebman, a member of our Board of Directors, is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. ('Canon'). In addition, Canon beneficially owns more than five percent of our Common Stock. Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of our products in Japan. We also have a significant research and development contract with Canon. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $57,000,000 for fiscal 2004, or approximately 49% of our total net sales. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, Canon and we have entered into agreements providing for confidential exchanges of certain technology, similar to agreements with various other customers.

    Mr. Forman, a member of our Board of Directors and former executive officer of our company for more than 20 years, provides consulting services to ZYGO at the request of senior management at the rate of $125 per hour, plus expenses. Mr. Forman was paid approximately $78,000 in connection with his consulting services in the year ended June 30, 2004.

    Mr. McKelvey, a member of our Board of Directors and Chairman of our Compensation and Stock Option Committee, is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer that provides investment advice and handles transactions of a portion of our funds available for investment. George McKelvey Co., Inc. was paid less than $20,000 for investment services in fiscal 2004.

                         REPORT OF THE AUDIT COMMITTEE

    The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing except under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

    In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, as may be modified or supplemented, relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting and other matters.

    Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the Company's audited financial statements which are included in the Company's 2004 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

    In addition the Board of Directors has determined that all of the members of the Audit Committee are 'independent,' as defined by the rule of the National Association of Securities Dealers (NASD) that governs audit committees, Rule 4310 (c)(26)(B)(iii), including the requirement that audit committee members all be 'independent directors' as that term is defined by NASD Rule 4200 (a)(14).

                                          AUDIT COMMITTEE

                                          ROBERT B. TAYLOR, Chairman
                                          SAMUEL H. FULLER
                                          BRUCE W. WORSTER

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 2004 (except as otherwise noted),
(i) by each director of ZYGO, (ii) by each executive officer named in the Summary Compensation Table (see 'Executive Compensation' earlier in this proxy statement), (iii) by each person known by ZYGO to own beneficially 5% or more of our Common Stock, and (iv) by all directors and executive officers of our company as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them, except for shares which can be acquired by the exercise of stock options, and as may otherwise be noted. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

DIRECTORS, OFFICERS, AND                                       NUMBER         % OF
5% STOCKHOLDERS                                               OF SHARES   COMMON STOCK
---------------                                               ---------   ------------
Eugene G. Banucci(a)........................................     15,000         *
Youssef A. El-Mansy(b)......................................          0         *
Paul F. Forman(c)...........................................    390,615        2.2%
Samuel H. Fuller(d).........................................     14,000         *
Seymour E. Liebman(e).......................................     60,000         *
Robert G. McKelvey(f).......................................    132,370         *
J. Bruce Robinson(g)........................................    194,132        1.1%
Robert B. Taylor(h).........................................     30,500         *
Bruce W. Worster(i).........................................     19,000         *
Carl A. Zanoni(j)...........................................    482,948        2.7%
Brian J. Monti(k)...........................................     70,539         *
David J. Person(l)..........................................     50,599         *
Robert A. Smythe(m).........................................     45,542         *
Kopp Investment Advisors, LLC
Kopp Holding Company, LLC
Kopp Holding Company
LeRoy C. Kopp(n) ...........................................  3,124,835       17.5%
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435
Canon Inc.(o) ..............................................  1,210,410        6.8%
  Shinjuku Dai-Ichi Seimei Building
  Tokyo 160, Japan
Dimensional Fund Advisors, Inc.(p) .........................    968,236        5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
All directors and executive officers as a group
  (15 persons) (q)..........................................  1,558,560        8.4%

---------

  * Less than 1%

 (a) Includes options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days.

 (b) Dr. El-Mansy became a director on July 29, 2004.

 (c) Includes options to purchase 18,000 shares of Common Stock, which are exercisable within 60 days.

 (d) Represents options to purchase 14,000 shares of Common Stock, which are exercisable within 60 days.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (e) Includes options to purchase 18,000 shares of Common Stock, which are exercisable within 60 days. Does not include 1,210,410 shares owned by Canon, Inc., an affiliate of Canon U.S.A., Inc.

 (f) Includes options to purchase 18,000 shares of Common Stock, which are exercisable within 60 days.

 (g) Includes options to purchase 184,720 shares of Common Stock, which are exercisable within 60 days.

 (h) Includes options to purchase 18,000 shares of Common Stock, which are exercisable within 60 days.

 (i) Includes options to purchase 17,000 shares of Common Stock, which are exercisable within 60 days.

 (j) Includes options to purchase 85,288 shares of Common Stock, which are exercisable within 60 days.

 (k) Includes options to purchase 66,657 shares of Common Stock, which are exercisable within 60 days.

 (l) Includes options to purchase 48,507 shares of Common Stock, which are exercisable within 60 days.

(m) Includes options to purchase 28,970 shares of Common Stock, which are exercisable within 60 days.

 (n) The amount shown and the following information is derived from Amendment No. 9 to Schedule 13G, dated February 2, 2004, filed jointly on behalf of Kopp Investment Advisors, LLC ('Kopp Advisors'), Kopp Holding Company, LLC ('Kopp Holding'), Kopp Holding Company, and LeRoy C. Kopp ('LCK'). Kopp Advisors has sole voting power over 2,381,735 of such shares, sole dispositive power over 650,000 of such shares and shared dispositive power over 2,259,835 of such shares. LCK is deemed to beneficially own 3,124,835 shares of common stock and has sole voting and dispositive power over 215,000 of such shares. Each of Kopp Holding Company and Kopp Holding is deemed to beneficially own 3,019,835 shares of Common Stock. Kopp Advisors is a wholly owned subsidiary of Kopp Holding and LCK controls Kopp Holding through Kopp Holding Company.

 (o) Information derived from NASDAQ Online as of September 2, 2004.

 (p) The amount shown and the following information is derived from
     Schedule 13G, dated February 6, 2004, filed on behalf of Dimensional Fund Advisors Inc. ('Dimensional'). Dimensional may be deemed to beneficially own 968,236 shares of Common Stock and has sole voting power and sole dispositive power over all such shares. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and accounts are the 'Funds.' In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the 968,236 shares of Common Stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares held by the Funds. Dimensional disclaims beneficial ownership of such securities.

 (q) Includes options to purchase 573,206 shares of Common Stock, which are exercisable within 60 days.

                               PERFORMANCE GRAPH

    The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph below compares cumulative total return of our Common Stock with the cumulative total return of (i) the Nasdaq National Market -- U.S. Index,
(ii) a new group of peer companies weighted to reflect differing market capitalizations, and (iii) an old group of peer companies. Companies in the new peer group are ADE Corp., Nanometrics, Inc., August Technology Corp., Rudolph Technologies, Inc., and Veeco Instruments, Inc.; and companies in the old peer group are ADE Corp., Cyberoptics Corp., KLA-Tencor Corp., Integral Vision, Inc., Nanometrics, Inc., Perceptron, Inc., and Robotic Vision Systems, Inc. The new peer group consists of issuers selected primarily based on market capitalization and the markets they serve.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZYGO CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
                 INDEX, A NEW PEER GROUP, AND AN OLD PEER GROUP

                              6/99    6/00    6/01    6/01    6/03    6/04
Zygo Corporation              100    739.99  194.54  70.38   69.95   97.84
New Peer Group                100    231.39  170.28  98.04   65.44  103.72
NASDAQ Stock Market (U.S.)    100    192.65   68.58  58.24   56.04   76.42
Old Peer Group                100    203.41  173.93 127.19  131.42  146.06

        * $100 invested on 6/30/99 in stock or index including reinvestment of dividends.
          Fiscal year ending June 30.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP ('KPMG') has been selected as our independent auditors for the fiscal year 2005. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

    KPMG was our independent auditor for the fiscal year 2004. In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal 2004.

    Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the annual audit of our financial statements for the years ended June 30, 2004 and 2003, and the reviews of the condensed financial statements included in quarterly Reports of Forms 10-Q for the years ended June 30, 2004 and 2003 were $251,000 and $214,000, respectively.

    Audit-Related Fees. The aggregate fees billed for professional services rendered by KPMG LLP for other audit fees for the years ended June 30, 2004 and 2003 were $86,000 and $16,000, respectively. These fees included services related to the audit of our pension plan, and Sarbanes-Oxley assistance.

    Tax Fees. The aggregate fees billed for tax services rendered by KPMG LLP during the years ended June 30, 2004 and 2003, were approximately $16,000 and $134,000, respectively. These services related to certain tax return preparation and tax consulting matters.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

    Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee may delegate to a member or members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

    All audit, audit-related, and tax services for our 2003 fiscal year rendered by KPMG LLP following the enactment of the Sarbanes-Oxley Act of 2002 and all audit, audit-related, and tax services rendered by KPMG LLP for our 2004 fiscal year were pre-approved by our Audit Committee.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at our 2005 Annual Meeting of Stockholders must be received by us no later than June 8, 2005 for inclusion in the proxy statement and form of proxy we issue relating to that meeting. Additionally, we must have notice of any stockholder proposal to be submitted at the 2005 Annual Meeting of Stockholders (but not required to be included in the proxy statement) by August 22, 2005, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Securities Exchange Act of 1934 and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

                    OTHER MATTERS COMING BEFORE THE MEETING

    As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                          By Order of the Board of Directors

                                          PAUL JACOBS,
                                          Secretary

October 6, 2004

                                                                      APPENDIX A

                       CORPORATE GOVERNANCE & NOMINATING
                     COMMITTEE CHARTER OF ZYGO CORPORATION

1. The purposes of the Corporate Governance & Nominating Committee ('the Committee') of the Board of Directors ('the Board') of Zygo Corporation ('the Company') are to:

   a. Develop, recommend to the Board and annually review a set of corporate governance principles in the form of corporate governance guidelines for the Company;

   b. Identify and recommend to the Board the appropriate director nominees for election or re-election to the Board at the next annual meeting of shareholders (or earlier, if applicable); and, where appropriate, to membership and chairmanship of the standing committees of the board;

   c. Identify and recommend to the Board appropriate individuals to fill Board vacancies during the intervals between Annual Meetings of shareholders;

   d. Review and identify, and if appropriate, recommend to the Board any additional standing committees of the Board;

   e. Review annually and confirm with the Board the Company's programs relating to monitoring compliance with the Company's Code of Business Conduct & Ethics, and compliance with the laws, regulations and policies of the appropriate regulatory authorities.

      This Charter sets out the structure and responsibilities of the Committee.

2. The Committee shall consist of at least three directors of the Company. Of these directors, at least as many shall be 'independent' as the minimum number defined by the applicable NASD and SEC rules governing committee membership.

3. The Committee members shall be elected by the Board annually for terms of one year, or until their successors shall be duly elected and qualified. The Board, upon recommendation by the Committee, may remove any Committee member at any time. If a Committee Chairman is not elected by the full Board, the Committee members may designate a Chairman. Vacancies on the Committee may be filled by the remaining members of the Committee, or by the full Board.

4. The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee, or the Chairman of the Board of the Company. All meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company's bylaws, including bylaw provisions governing notices of meetings, waivers thereof, the number of Committee members required to take actions at meetings or by written consent, and other related matters.

5. Responsibilities of the Committee:

   a. The Committee shall develop and recommend to the Board a set of corporate governance, business conduct, and ethics principles for the Company. The Committee shall review these principles at least annually and recommend changes to the Board when appropriate.

   b. The Committee shall review this Committee charter at least annually and recommend changes to the Board, when appropriate.

   c. The Committee shall annually review its own performance.

   d. The Committee shall study and review, at least annually, with management the overall effectiveness of the organization of the Board and the conduct of its business, and report and make recommendations to the Board as appropriate.

   e. The Committee shall conduct an annual survey of the directors to identify areas of improvement for the Board and its committees.

   f. The Committee shall develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company, revising these criteria as circumstances dictate.

   g. The Committee shall consider candidates for election as directors, including nominees for directors recommended by stockholders of the Company, provided such recommendations are made in accordance with all legal requirements, including all applicable provisions of the Company's Articles of Incorporation and Bylaws. The Committee shall recommend to the Board the nominees for directors for election or re-election at the Company's annual meeting and, where appropriate, to membership and chairmanships of the standing committees of the board.

   h. The Committee shall, at least annually, review with the Chief Executive Officer of the Company succession plans for all key executive officers of the Company. The Committee shall, at least annually, review with the Chief Executive Officer of the Company, designation of any special assigned responsibilities for members of the Board.

   i. The Committee shall possess the sole authority to retain and terminate any search firm used to identify director candidates and to approve the search firm's fees and other retention terms.

6. Responsibilities of the Chairman of the Committee (the Chairman):

   a. The Chairman shall schedule and establish an agenda for each meeting of the Committee;

   b. The Chairman shall consult with the Chief Executive Officer in order establish an agenda for each meeting of the Board. This agenda will also be circulated to the full Board in advance of Board meetings so that each director can comment on revisions;

   c. The Chairman shall convene and serve as chair of regular sessions of the independent directors. The Chairman shall summarize results of these sessions, and, as appropriate, communicate these results with the Chief Executive Officer of the Company;

   d. The Chairman shall preside over meetings of the Board in the absence of the Chairman of the Board of the Company for any reason.

                                   Appendix 1

                                ZYGO CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 11, 2004.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mr. J. Bruce Robinson and Mr. Walter A. Shephard as Proxies, and each of them acting singly, with power of substitution to each, to vote, as designated below, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 20, 2004, at the Annual Meeting of Stockholders to be held on November 11, 2004, at 10:00 a.m., or at any adjournment or postponement of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED 'FOR' THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIRECTOR IN PROPOSAL
NO. 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

[ ] PLAN TO ATTEND THE MEETING TO BE HELD AT LYMAN HOMESTEAD AT LYMAN ORCHARDS,
    LYMAN ROAD, MIDDLEFIELD, CONNECTICUT ON NOVEMBER 11, 2004.

                      (Continued and to be dated and signed on the reverse side)

Proposal No. 1  Election of Directors: The ten nominees are: Eugene G. Banucci,
                Youssef A. El-Mansy, Paul F. Forman, Samuel H. Fuller,
                Seymour E. Liebman, Robert G. McKelvey, J. Bruce Robinson, Robert B. Taylor, Bruce W. Worster, and Carl A. Zanoni.

              [ ] For all listed       [ ] Withhold authority         [ ] For all nominees, except withhold authority for the
                  nominees                 for all listed                 nominees so indicated (strike names from list above to
                                           nominees                       withhold authority)

                                                                          Please sign exactly as name
                                                                          appears hereon. All joint
                                                                          owners should sign. When
                                                                          signing as attorney, executor,
                                                                          administrator, trustee,
                                                                          guardian, or custodian for a
                                                                          minor, please give full title
                                                                          as such. If a corporation,
                                                                          please sign full corporate name
                                                                          and indicate the signer's
                                                                          office. If a partnership,
                                                                          please sign in partnership name
                                                                          by authorized person.

                                                                          Date: ___________________, 2004


                                                                          _______________________________
                                                                                     Signature

                                                                          _______________________________
                                                                             Signature if held jointly

PLEASE MARK YOUR CHOICE LIKE THIS [ ] IN BLUE OR BLACK INK.